                                                               (016) 10285-04-00

                                  AMENDMENT 10
                            EFFECTIVE MARCH 8, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                            EFFECTIVE MARCH 1, 2004

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                     RGA REINSURANCE COMPANY ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer agrees to extend coverage for the policy listed below on a facultative basis, acknowledging the fact that said policy was issued on a Plan of Insurance not covered under the Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. The policy listed below shall be reinsured on a Facultative Reinsurance basis, under the terms of the Agreement.

INSURED POLICY NUMBER                 DATE OF BIRTH     PLAN      FACE AMT       REINSURED AMT     TABLE
---------------------------------------------------------------------------------------------------------

3. The reference above to a specific policy is for purposes of description only; such reference shall not create any relationship between the policyholder, beneficiary or insured of that policy and the Reinsurer, and such references shall not create any rights in any party other than the Ceding Company and the Reinsurer.

LS Excess Treaty -- Effective 3/01/2004
Between HLAIC and RGA
Amendment # 10 -- Effective 3/8/2005

                                    1

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                                                               (016) 10285-04-00

4. This Amendment represents an exception to the Agreement. The Reinsurer's acceptance should not be viewed as a precedent in the event future cases should arise as a result of similar circumstances.

5. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of March 8, 2005.

RGA REINSURANCE COMPANY

By:       /s/ Chris Noyes                           Attest:   /s/ Julie A. Decker
          ----------------------------------------            ----------------------------------------
Name:     Chris Noyes                               Name:     Julie A. Decker
Title:    Vice President, Business Development      Title:    Vice President and Actuary
Date:     6/11/12                                   Date:     6/11/2012

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:       /s/ Paul Fischer                          Attest:   /s/ Donna R. Jarvis
          ----------------------------------------            ----------------------------------------
Name:     Paul Fischer                              Name:     Donna R. Jarvis
Title:    Assistant Vice President and Actuary      Title:    Vice President and Actuary
Date:     June 18, 2012                             Date:     6/25/2012

LS Excess Treaty -- Effective 3/01/2004
Between HLAIC and RGA
Amendment # 10 -- Effective 3/8/2005

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